UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JANUARY 2, 2007

CONSOLIDATED GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 2, 2007, Consolidated Graphics, Inc. (“CGX”) entered into a First Amendment (the “Amendment”) to that certain Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent and the lenders party thereto (the “CGX Facility”). The Amendment specifically (i) consented (a) to the incurrence of indebtedness and the maximum amount of indebtedness that can be incurred under the CA&B Credit Facility (as defined below) and (b) to the guaranty of the CA&B Credit Facility by CGX (the “Guaranty”) and (ii) waived certain provisions of the CGX Facility that would have been applicable to CA&B (as defined below).

On January 2, 2007, Consolidated Annan & Bird Lithographers, Ltd., a New Brunswick corporation and wholly owned subsidiary of CGX (“CA&B”), as the borrower, entered into a credit facility (the “CA&B Credit Facility”) with JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent and lender, consisting of a US$35,000,000 maximum borrowing limit component and a separate Canadian $5,000,000 maximum borrowing limit component. This facility is unsecured.

U.S. dollar denominated borrowings under the CA&B Credit Facility accrue interest and bear an annual commitment fee at rates equal to those applicable to borrowings by CGX under the CGX Facility, as set forth in our prior filings. Canadian dollar denominated borrowings under the CA&B Credit Facility accrue interest at CA&B’s option, at either (1) the Canadian Dollar Offer Rate plus a margin of 0.625% to 1.25%, or (2) an alternate base rate based upon the Canadian Prime Rate. CA&B is also required to pay an annual commitment fee ranging from 0.15% to 0.25% on available but unused Canadian dollar amounts. For both components, the interest rate margin and the commitment fee are based upon the financial performance measures set forth in the CGX Facility and are redetermined quarterly. An annual reduction of US$4,000,000 on the U.S. dollar denominated commitment occurs on each anniversary date of the CA&B Credit Facility until the final maturity date of January 2, 2011. There are no significant covenants or restrictions set forth in the CA&B Credit Facility; however, a default by CGX under the CGX Facility will constitute a default under the CA&B Credit Facility. Proceeds from the CA&B Credit Facility are to be used by CA&B for general corporate purposes. On January 2, 2007, CA&B borrowed US$30.9 million under the CA&B Credit Facility to fund the acquisition of the business and assets of Annan & Bird Lithographers Partnership.

The foregoing is a summary only, is not necessarily complete, and is qualified by the full text of the Amendment filed herewith as Exhibit 99.1, the CA&B Credit Facility filed herewith as Exhibit 99.2 and the form of the Guaranty filed herewith as Exhibit 99.3.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information under item 1.1 is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On January 4, 2007, the Company announced that it completed its acquisition of Annan & Bird Lithographers Partnership, located near Toronto in Mississauga, Ontario. A copy of the press release is attached hereto as Exhibit 99.4.

The attached press release may contain forward-looking information. Readers are cautioned that such information involves known and unknown risks and uncertainties, including the possibility that events may occur which preclude completion of pending or future acquisitions by the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS

The following exhibits are filed herewith:

99.1
First Amendment to the Credit Agreement dated as of January 2, 2007, between Consolidated Graphics, Inc. and JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent and the lenders party thereto.

99.2	Revolving credit facility dated as of January 2, 2007, between Consolidated Annan & Bird Lithographers, Ltd. and JPMorgan Chase Bank, N.A., Toronto Branch.

99.3	Guaranty dated as of January 2, 2007, executed and delivered by the Company, to JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent under the CA&B Credit Facility.

99.4	Press release dated January 4, 2007, announcing that it completed the acquisition of Annan & Bird Lithographers Partnership, located near Toronto in Mississauga, Ontario.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By: G. Christopher Colville
G. Christopher Colville
Executive Vice President, Chief Financial and
Accounting Officer and Secretary

Date: January 5, 2007

Exhibit Index

Exhibit Number	Description
99.1	First Amendment to the Credit Agreement dated as of January 2, 2007, between Consolidated Graphics, Inc. and JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent and the lenders party thereto.

99.2	Revolving credit facility dated as of January 2, 2007, between Consolidated Annan & Bird Lithographers, Ltd. and JPMorgan Chase Bank, N.A., Toronto Branch.

99.3	Guaranty dated as of January 2, 2007, executed and delivered by the Company, to JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent under the CA&B Credit Facility.

99.4	Press release dated January 4, 2007, announcing that it completed the acquisition of Annan & Bird Lithographers Partnership, located near Toronto in Mississauga, Ontario.